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EXHIBIT 10.3


                              EMPLOYMENT AGREEMENT

This Employment Agreement (this "Agreement") is entered into by and between Freestar Technologies, Inc., a corporation formed under the laws of the State of Nevada (the "Employer"), and Paul Egan, an individual (the "Executive").

AGREEMENT
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The parties, intending to be legally bound, agree as follows:

         1. DEFINITIONS

         For the purposes of this Agreement, the following terms have the meanings specified or referred to in this Section 1.

"AGREEMENT"--This employment agreement.

"BASIC COMPENSATION"--Salary and Benefits.

"BENEFITS"--As defined in Section 3.1(b).

"BOARD OF DIRECTORS"--The board of directors of the Employer.

"CONFIDENTIAL INFORMATION"--Any and all:

         (a) Trade secrets concerning the business and affairs of the Employer, product specifications, data, know-how, formulae, compositions, processes, designs, sketches, photographs, graphs, drawings, samples, inventions and ideas, past, current, and planned research and development, current and planned manufacturing or distribution methods and processes, customer lists, current and anticipated customer requirements, price lists, market studies, business plans, computer software and programs (including object code and source code), computer software and database technologies, systems, structures, and architectures (and related formulae, compositions, processes, improvements, devices, know-how, inventions, discoveries, concepts, ideas, designs, methods and information, including but not limited to technology associated with off shore banking, and any other information, however documented, that is a trade secret within the meaning of applicable state or federal trade secret law; and

         (b) Information concerning the business and affairs of the Employer (which includes historical financial statements, financial projections and budgets, historical and projected sales, capital spending budgets and plans, the names and backgrounds of key personnel, personnel training and techniques and materials, however documented; and

         (c) Notes, analysis, compilations, studies, summaries, and other material prepared by or for the Employer containing or based, in whole or in part, on any information included in the foregoing.

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"DISABILITY"--As defined in Section 6.2.

"EFFECTIVE DATE"--The date first appearing below.

"EMPLOYMENT PERIOD"--The term of the Executive's employment under this Agreement.

"FISCAL YEAR"--The Employer's fiscal year, as it exists on the Effective Date or as changed from time to time.

"FOR CAUSE"--As defined in Section 6.3.

"FOR GOOD REASON"--As defined in Section 6.4.

"INCENTIVE COMPENSATION"--As defined in Section 3.2.

"PERSON"--Any individual, corporation (including any non-profit corporation), general or limited partnership, limited liability company, joint venture, estate, trust association, organization, or governmental body.

"SALARY"--As defined in Section 3.1(a).


         2. EMPLOYMENT TERMS AND DUTIES

         2.1 EMPLOYMENT
         The Employer hereby employs the Executive, and the Executive hereby accepts employment by the Employer, upon the terms and conditions set forth in this Agreement.

         2.2 TERM
         Subject to the provisions of Section 5, the term of the Executive's employment under this Agreement will be three (3) years, beginning on the Effective Date and ending on the third anniversary of the Effective Date.

         2.3 DUTIES
         The Executive will have such duties as are assigned or delegated to the Executive by the Board of Directors and will initially serve as a Director and Chief Executive Officer of the Employer. The Executive will devote the time, attention, skill, and energy necessary to accomplish the Executive's duties under this Section 2.3, will use his best efforts to promote the success of the Employer's business, and will cooperate fully with the Board of Directors in the advancement of the best interests of the Employer. Nothing in this Section 2.3, however, will prevent the Executive from engaging in additional activities that are not inconsistent with the Executive's duties under this Agreement.

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         3. COMPENSATION

         (A) SALARY. The Executive will initially be paid an annual salary of $150,000 U.S and will be increased in accordance with the schedule set forth in the definitive agreement., subject to adjustment as provided below (the "Salary"), which will be payable in equal periodic installments according to the Employer's customary payroll practices, but no less frequently than monthly. The Salary will be reviewed by the Board of Directors not less frequently than annually, and may be adjusted in the sole discretion of the Board of Directors, but in no event will the Salary be less than $12,500 U.S. per month.

         (B) BENEFITS. The Executive will, during the Employment Period, be permitted to participate in such pension, profit sharing, bonus, life insurance, hospitalization, major medical, and other employee benefit plans of the Employer that may be in effect from time to time, to the extent the Executive is eligible under the terms of those plans (collectively, the "Benefits").

         4. EXPENSES

         4.1 GENERAL
         The Employer will pay the Executive's dues in such professional societies and organizations as the Board of Directors deems appropriate, and will pay on behalf of the Executive (or reimburse the Executive for) reasonable expenses incurred by the Executive at the request of, or on behalf of, the Employer in the performance of the Executive's duties pursuant to this Agreement, and in accordance with the Employer's employment policies, including reasonable expenses incurred by the Executive in attending conventions, seminars, and other business meetings, in appropriate business entertainment activities, and for promotional expenses. The Executive must file expense reports with respect to such expenses in accordance with the Employer's policies.

         4.2 AUTOMOBILE
         The Employer will also pay the Executive's automobile expenses, including lease and tax payments, maintenance and repair, insurance premiums, and fuel charges. The Employer's obligation under this Section 4.2 shall not, however, exceed the sum of $1,500 U.S. per month.

         5. TERMINATION

         5.1 EVENTS OF TERMINATION
         The Employment Period, the Executive's Basic Compensation and any and all other rights of the Executive under this Agreement, with the exception of the rights of Executive under Section 5 of this Agreement, will terminate (except as otherwise provided in this Section 6):

         (a) Upon the death of the Executive;

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         (b) Upon the disability of the Executive (as defined in Section 6.2)
         immediately upon notice from either party to the other;

         (c) For cause (as defined in Section 6.3), immediately upon notice from the Employer to the Executive, or at such later time as such notice may specify; or

         (d) For good reason (as defined in Section 6.4) upon not less than thirty days' prior notice from the Executive to the Employer.

         5.2 DEFINITION OF DISABILITY
         For purposes of Section 6.1, the Executive will be deemed to have a "disability" if, for physical or mental reasons, the Executive is unable to perform the essential functions of the Executive's duties under this Agreement for 120 consecutive days, or 180 days during any twelve month period, as determined in accordance with this Section 6.2. The disability of the Executive will be determined by a medical doctor selected by written agreement of the Employer and the Executive upon the request of either party by notice to the other. If the Employer and the Executive cannot agree on the selection of a medical doctor, each of them will select a medical doctor and the two medical doctors will select a third medical doctor who will determine whether the Executive has a disability. The determination of the medical doctor selected under this Section 6.2 will be binding on both parties. The Executive must submit to a reasonable number of examinations by the medical doctor making the determination of disability under this Section 6.2, and the Executive hereby authorizes the disclosure and release to the Employer of such determination and all supporting medical records. If the Executive is not legally competent, the Executive's legal guardian or duly authorized attorney-in-fact will act in the Executive's stead, under this Section 6.2, for the purposes of submitting the Executive to the examinations, and providing the authorization of disclosure, required under this Section 6.2.

         5.3 DEFINITION OF "FOR CAUSE"
         For purposes of Section 6.1, the phrase "for cause" means: (a) the Executive's material breach of this Agreement; (b) the appropriation (or attempted appropriation) of a material business opportunity of the Employer, including attempting to secure or securing any personal profit in connection with any transaction entered into on behalf of the Employer; (c) the misappropriation (or attempted misappropriation) of any of the Employer's funds or property; or (d) the conviction of, or the entering of a guilty plea or plea of no contest with respect to, a felony.

         5.4 DEFINITION OF "FOR GOOD REASON"
         For purposes of Section 6.1, the phrase "for good reason" means any of the following:
(a) The Employer's material breach of this Agreement; (b) the assignment of the Executive without his consent to a position, responsibilities, or duties of a materially lesser status or degree of responsibility than his position, responsibilities, or duties at the Effective Date; or (c) the requirement by the Employer that the Executive be based anywhere other than in the southern California region of California.

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         5.5 TERMINATION PAY
         Effective upon the termination of this Agreement, the Employer will be obligated to pay the Executive (or, in the event of his death, his designated beneficiary as defined below) only such compensation as is provided in this
Section 6.5, and in lieu of all other amounts and in settlement and complete release of all claims the Executive may have against the Employer. For purposes of this Section 5.5, the Executive's designated beneficiary will be such individual beneficiary or trust, located at such address, as the Executive may designate by notice to the Employer from time to time or, if the Executive fails to give notice to the Employer of such a beneficiary, the Executive's estate. Notwithstanding the preceding sentence, the Employer will have no duty, in any circumstances, to attempt to open an estate on behalf of the Executive, to determine whether any beneficiary designated by the Executive is alive or to ascertain the address of any such beneficiary, to determine the existence of any trust, to determine whether any person or entity purporting to act as the Executive's personal representative (or the trustee of a trust established by the Executive) is duly authorized to act in that capacity, or to locate or attempt to locate any beneficiary, personal representative, or trustee.

         (A) TERMINATION BY THE EXECUTIVE FOR GOOD REASON. If the Executive terminates this Agreement for good reason, the Employer will pay the Executive (i) the Executive's Salary for the remainder, if any, of the calendar month in which such termination is effective and for twelve consecutive calendar months thereafter, and (ii) that portion of the Executive's Incentive Compensation, if any, for the Fiscal Year.

          (B) TERMINATION BY THE EMPLOYER FOR CAUSE. If the Employer terminates this Agreement for cause, the Executive will be entitled to receive his Salary only through the date such termination is effective, but will not be entitled to any Incentive Compensation for the Fiscal Year during which such termination occurs or any subsequent Fiscal Year.

         (C) TERMINATION UPON DISABILITY. If this Agreement is terminated by either party as a result of the Executive's disability, as determined under Section 6.2, the Employer will pay the Executive his Salary through the remainder of the calendar month during which such termination is effective and for the lesser of (i) twelve consecutive months thereafter, or (ii) the period until disability insurance benefits commence under the disability insurance coverage furnished by the Employer to the Executive.

         (D) TERMINATION UPON DEATH. If this Agreement is terminated because of the Executive's death, the Executive will be entitled to receive his Salary through the end of the calendar month in which his death occurs, and that part of the Executive's Incentive Compensation, if any, for the Fiscal Year during which his death occurs, prorated through the end of the calendar month during which his death occurs.

         (E) BENEFITS. The Executive's accrual of, or participation in plans providing for, the Benefits will cease at the effective date of the termination of this Agreement, and the Executive will be entitled to accrued Benefits pursuant to such plans only as provided in such plans. The Executive will not receive, as part of his termination pay pursuant to this Section 5, any payment or other compensation for any vacation, holiday, sick leave, or other leave unused on the date the notice of termination is given under this Agreement.

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         6. NON-DISCLOSURE COVENANT; EMPLOYEE INVENTIONS

         6.1 ACKNOWLEDGMENTS BY THE EXECUTIVE
         The Executive acknowledges that (a) during the Employment Period and as a part of his employment, the Executive will be afforded access to Confidential Information; (b) public disclosure of such Confidential Information could have an adverse effect on the Employer and its business; and (c) the provisions of this Section 7 are reasonable and necessary to prevent the improper use or disclosure of Confidential Information and to provide the Employer with exclusive ownership of all Employee Inventions.

         6.2 AGREEMENTS OF THE EXECUTIVE
         In consideration of the compensation and benefits to be paid or provided to the Executive by the Employer under this Agreement, the Executive covenants as follows:

         (A) CONFIDENTIALITY.

         (i) During and following the Employment Period, the Executive will hold in confidence the Confidential Information and will not disclose it to any person except with the specific prior written consent of the Employer or except as otherwise expressly permitted by the terms of this Agreement.

         (ii) Any trade secrets of the Employer will be entitled to all of the protections and benefits under applicable state and federal trade secret law and any other applicable law. If any information that the Employer deems to be a trade secret is found by a court of competent jurisdiction not to be a trade secret for purposes of this Agreement, such information will, nevertheless, be considered Confidential Information for purposes of this Agreement. The Executive hereby waives any requirement that the Employer submit proof of the economic value of any trade secret or post a bond or other security.

         (iii) None of the foregoing obligations and restrictions applies to any part of the Confidential Information that the Executive demonstrates was or became generally available to the public other than as a result of a disclosure by the Executive.

         6.3 DISPUTES OR CONTROVERSIES
         The Executive recognizes that should a dispute or controversy arising from or relating to this Agreement be submitted for adjudication to any court, arbitration panel, or other third party, the preservation of the secrecy of Confidential Information may be jeopardized. All pleadings, documents, testimony, and records relating to any such adjudication will be maintained in secrecy and will be available for inspection by the Employer, the Executive, and their respective attorneys and experts, who will agree, in advance and in writing, to receive and maintain all such information in secrecy, except as may be limited by them in writing.

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         7. GENERAL PROVISIONS

         7.1 INJUNCTIVE RELIEF AND ADDITIONAL REMEDY
         The Executive acknowledges that the injury that would be suffered by the Employer as a result of a breach of the provisions of this Agreement (including any provision of Sections 7) would be irreparable and that an award of monetary damages to the Employer for such a breach would be an inadequate remedy. Consequently, the Employer will have the right, in addition to any other rights it may have, to obtain injunctive relief to restrain any breach or threatened breach or otherwise to specifically enforce any provision of this Agreement, and the Employer will not be obligated to post bond or other security in seeking such relief. Without limiting the Employer's rights under this
Section 8 or any other remedies of the Employer, if the Executive breaches any of the provisions of Section 7, the Employer will have the right to cease making any payments otherwise due to the Executive under this Agreement.

         If the Executive's employment hereunder expires or is terminated, this Agreement will continue in full force and effect as is necessary or appropriate to enforce the covenants and agreements of the Executive in Sections 7.

         7.2 OBLIGATIONS CONTINGENT ON PERFORMANCE
         The obligations of the Employer hereunder, including its obligation to pay the compensation provided for herein, are contingent upon the Executive's performance of the Executive's obligations hereunder.

         7.3 WAIVER
         The rights and remedies of the parties to this Agreement are cumulative and not alternative. Neither the failure nor any delay by either party in exercising any right, power, or privilege under this Agreement will operate as a waiver of such right, power, or privilege, and no single or partial exercise of any such right, power, or privilege will preclude any other or further exercise of such right, power, or privilege or the exercise of any other right, power, or privilege. To the maximum extent permitted by applicable law, (a) no claim or right arising out of this Agreement can be discharged by one party, in whole or in part, by a waiver or renunciation of the claim or right unless in writing signed by the other party; (b) no waiver that may be given by a party will be applicable except in the specific instance for which it is given; and (c) no notice to or demand on one party will be deemed to be a waiver of any obligation of such party or of the right of the party giving such notice or demand to take further action without notice or demand as provided in this Agreement.

         7.4 BINDING EFFECT; DELEGATION OF DUTIES PROHIBITED
         This Agreement shall inure to the benefit of, and shall be binding upon, the parties hereto and their respective successors, assigns, heirs, and legal representatives, including any entity with which the Employer may merge or consolidate or to which all or substantially all of its assets may be transferred. The duties and covenants of the Executive under this Agreement, being personal, may not be delegated.

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         7.5 ENTIRE AGREEMENT; AMENDMENTS
         This Agreement and the documents executed in connection herewith contain the entire agreement between the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, oral or written, between the parties hereto with respect to the subject matter hereof. This Agreement may not be amended orally, but only by an agreement in writing signed by the parties hereto.

         7.6 GOVERNING LAW
         This Agreement will be governed by the laws of the State of California without regard to conflicts of law principles.

         7.7 JURISDICTION
         Any action or proceeding seeking to enforce any provision of, or based on any right arising out of, this Agreement shall be brought against either of the parties in the courts of the State of California, County of Los Angeles, or, if it has or can acquire jurisdiction, in the United States District Court for the Central District of California, and each of the parties consents to the jurisdiction of such courts (and of the appropriate appellate courts) in any such action or proceeding and waives any objection to venue laid therein.

         7.8 SECTION HEADINGS, CONSTRUCTION
         The headings of Sections in this Agreement are provided for convenience only and will not affect its construction or interpretation. All references to "Section" or "Sections" refer to the corresponding Section or Sections of this Agreement unless otherwise specified. All words used in this Agreement will be construed to be of such gender or number as the circumstances require.

         7.9 SEVERABILITY
         If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement will remain in full force and effect. Any provision of this Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable. Time is of the essence in this Agreement and every provision hereof.


                                             FSTI (EMPLOYER)

Dated: ______________________                By: /S/ Dennis H. Johnston
_____________________________                    Dennis H. Johnston, Secretary


                                             EMPLOYEE:

Dated: ______________________                /S/ Paul Egan
                                             Paul Egan, Chief Executive
Officer                                      and Chairman of Board of Directors

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